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                             UNITED STATES

                   SECURITIES AND EXCHANGE COMMISSION

                       Washington,  D.C.  20549


                                FORM 8-K

                             CURRENT REPORT

                    Pursuant to Section 13 or 15(d)
                 of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): September 22, 1997


                          THE CASTLE GROUP, INC.

         (Exact name of registrant as specified in its charter)


             Utah                   0-23338                 99-037845

(State or other jurisdiction   (Commission File   (IRS Employer Identification
     of incorporation)              Number)                  Number)



          745 Fort Street, 10th Floor,  Honolulu, Hawaii  96813
                  (Address of principal executive office)



Registrant's telephone number, including area code    808-524-0900



                                Not Applicable
        (Former name or former address, if changed since last report)









Page 1 of 4 sequentially numbered pages




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Item 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

         On September 22, 1997 at a meeting of the board of directors, Mr. Akira Fujii tendered his resignation to the board of directors effective on September 22, 1997 via letter.

         Mr. Fujii did not have any disagreements with the Company relating to any of the Company's operations, policies or practices.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits furnished in accordance with the provisions of Item 601 of Regulation S-B.

         16.2   Letter from Akira Fujii






































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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           THE CASTLE GROUP, INC.
                                                (Registrant)


Date   September 26, 1997                         Michael S. Nitta
                                          Chief Financial Officer and
                                            Vice President Finance








































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                                EXHIBIT INDEX

   Item No.                      Description                          Page
   --------                 -----------------------                   ----
     16.2                   Letter from Akira Fujii                     5
















































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To:     The Chairman of the Board of Directors
        The Castle Group, Inc.

Date:   September 22nd, 1997

From:   Akira Fujii

Please be advised that I here by resign my position as a member of the Board of Directors due to my potential conflict as a Board Member of the other public company.

Meanwhile, I would respectfully request the Board to consider Mr. Noboru Sekiguchi as a candidate for a new outside director. Mr. Sekiguchi has oustanding carreer in a Japanese public company particularly in finance sector and also he has been well acquainted with the Castle Group, Inc.

It has been a pleasure to have served as a Board member and best wishes for the company and the members for future prosperity.

Yours very truly,



/s/ AKIRA FUJII
---------------------
Akira Fujii























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